[filed October 31, 2000]

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                           (PAR VALUE $.01 PER SHARE)

                                       OF

                          BRIGHAM EXPLORATION COMPANY

                          ----------------------------

                            PURSUANT TO SECTION 151
            OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                          ----------------------------


     Brigham Exploration Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on October 31, 2000, duly adopted the following preamble and resolution establishing and creating a series of 1,500,000 shares of Preferred Stock, par value $.01 per share, of the
Corporation:

               RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby created, and that the designation and number of shares thereof and the preferences, limitations and relative rights thereof are as follows:

     SECTION 1. DESIGNATION AND NUMBER OF SHARES OF SERIES A PREFERRED STOCK. There is hereby authorized and established a series of Preferred Stock that shall be designated as "Series A Preferred Stock" (hereinafter referred to as "Series A Preferred"), and the number of shares constituting such series shall be 1,500,000. Such number of shares may be increased or decreased, but not to a number less than the number of shares of Series A Preferred then issued and outstanding, by resolution adopted by the full Board of Directors. The "Stated Value" per share of the Series A Preferred shall be equal to Twenty Dollars ($20.00).

     SECTION 2. DEFINITIONS. In addition to the definitions set forth elsewhere herein, the following terms shall have the meanings indicated:

     "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Change of Control" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation and its Subsidiaries; or (ii) the acquisition by any Person or group of related Persons for purposes of Section 13
(d) of the Exchange Act, of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Corporation or of any direct or indirect holding company thereof; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation cease for any reason to constitute a majority of the Board of Directors then in office; provided that any person becoming a director subsequent to the beginning of such two-year period whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the Board of Directors of the Corporation shall be, for purposes of this definition, considered as though such person were a member of such Board at the beginning of such two-year period.

     "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Junior Securities" means the Common Stock or any other series of stock issued by the Corporation ranking junior as to the Series A Preferred upon liquidation, dissolution or winding up of the Corporation.

     "Original Issue Date" means the date on which shares of the Series A Preferred are first issued.

     "Parity Security" means any class or series of stock issued by the Corporation ranking on a parity with the Series A Preferred upon liquidation, dissolution or winding up of the Corporation.

     "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate, or other entity or organization, other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or any subsidiary of the Corporation, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan.

     "Redemption Date" means the date fixed for any redemption of the Series A Preferred as provided in Section 6 or 7.

     "Senior Securities" means any class or series of stock issued by the Corporation ranking senior to the Series A Preferred upon liquidation, dissolution or winding up of the Corporation.

     "Warrants" means the warrants to purchase Common Stock originally issued to DLJ MB Funding III, Inc. and DLJ ESC II, LP on or about October 31, 2000, pursuant to Warrant Certificates in the form attached hereto as EXHIBIT A.

     "Warrant Certificates" means the Warrant Certificates representing the Warrants.

     SECTION 3. DIVIDENDS AND DISTRIBUTIONS.

     (a) The holders of shares of the Series A Preferred shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends at the times and at the rates provided in this
Section 3. Subject to the provisions of Section 3(c) below, dividends shall accrue on each outstanding share of the Series A Preferred at the rate of six percent (6%) per annum of the Stated Value (the "Dividend Rate") of such share. Such dividends on shares of Series A Preferred shall be cumulative from the date such shares are issued, whether or not in any period there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when, as and if declared by the Board of Directors, on March 31, June 30, September 30 and December 31 in each year (each a "Dividend Payment Date"), except that if such Dividend Payment Date is not a Business Day, then such dividend shall be payable on the first Business Day immediately thereafter to the holders of the Series A Preferred Stock. Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as provided below, the dividends shall be payable in cash.

     (b) Dividends shall be calculated on the basis of the time elapsed from and including the date immediately following the most recent preceding Dividend Payment Date (or, if none, the date of issuance) to and including the Dividend Payment Date or the final distribution date relating to conversion or redemption or to a dissolution, liquidation or winding up of the Corporation. Dividends payable on the shares of Series A Preferred for any period that is not a full quarter shall be calculated at the Dividend Rate on the basis of a 360-day year of twelve 30-day months.

     (c) Notwithstanding anything to the contrary in Section 3(a), on any Dividend Payment Date occurring on or before the fifth anniversary of the Original Issue Date, if the Corporation does not pay all or part of the cash dividend payable on such Dividend Payment Date (or, if applicable, the first Business Day immediately thereafter), then the Corporation shall pay such unpaid portion of the dividend payable on such Dividend Payment Date to the holders of Series A Preferred Stock in shares (including fractional shares) of Series A Preferred Stock (a "Payment in Kind"). Each Payment in Kind shall be payable as of such Dividend Payment Date, except that if such Dividend Payment Date is not a Business Day, then such Payment in Kind shall be on the first Business Day immediately thereafter to the holders of the Series A Preferred Stock. The issuance of additional shares of Series A Preferred pursuant to subparagraphs
(c) and (d) of this Section 3 shall constitute full payment of any dividend paid through Payment in Kind, and such dividends shall not accumulate.

     (d) Each Payment in Kind shall be equal to that number of additional shares of Series A Preferred Stock that is equal to A divided by B where:

          "A" = 133.33% of the aggregate dollar amount of the unpaid cash dividends payable on any such Dividend Payment Date; and

          "B" = the Stated Value.

     Certificates representing the shares of Series A Preferred Stock issuable on payment of any Payment in Kind shall be delivered to each holder entitled to receive such Payment in Kind (in appropriate denominations) on or before the twentieth (20th) day following the Dividend Payment Date for which such Payment in Kind is elected to be paid hereunder. Shares of Series A Preferred Stock issued on payment of any Payment in Kind shall be duly authorized, validly issued and nonassessable and, upon issuance, shall have rights (including without limitation, dividend, voting and redemption rights) and a Stated Value identical to the outstanding shares of Series A Preferred Stock in respect of which they are issued.

     (e) Except as provided in Section 8, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred which are in arrears.

     (f) Dividends payable on each Dividend Payment Date shall be paid to record holders of the shares of Series A Preferred as they appear on the books of the Corporation at the close of business on the tenth Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Payment Date, provided that no such record date shall be less than ten nor more than 60 calendar days preceding such Dividend Payment Date.

     (g) So long as any shares of Series A Preferred are outstanding, the Corporation shall not issue any Senior Securities.

     (h) No dividends (other than those payable solely in the common stock of the Corporation) shall be paid on any common stock unless and until all accrued and unpaid dividends on the Series A Preferred have been paid.

     SECTION 4. LIQUIDATION PREFERENCE.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of any Junior Securities, the holders of the shares of Series A Preferred shall be entitled to receive an amount per share equal to (i) the Stated Value per share held by them plus (ii) an amount equal to the aggregate dollar amount of all accrued and unpaid dividends through the final distribution date. To the extent the available assets are insufficient to fully satisfy such amounts, then the holders of the Series A Preferred shall share ratably in such distribution in the proportion that the number of each holder's Series A Preferred Shares bears to the total number of shares of Series A Preferred outstanding. No further payment on account of any such liquidation, dissolution or winding up of the Corporation shall be paid to the holders of the shares of Series A Preferred or the holders of any Parity Securities unless there shall be paid at the same time to the holders of the shares of Series A Preferred and the holders of any Parity Securities proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A Preferred and the holders of all such outstanding Parity Securities are respectively entitled with respect to such distribution. For purposes of this Section, neither a consolidation or merger of the Corporation with one or more partnerships, corporations or other entities nor a sale, lease, exchange or transfer of all or any substantial part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

     (b) After the payment of the full amount to the holders of Series A Preferred pursuant to the preceding subparagraph (a), and subject to the rights of holders of Junior Securities other than the Common Stock, the holders of Common Stock shall share ratably in the distribution of the remaining available assets of the Corporation, in the proportion that each holder's shares of Common Stock bears to the total number of shares of Common Stock of the Corporation outstanding.

     (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 15 days prior to any payment date stated therein, to the holders of record of the shares of Series A Preferred at their respective addresses as the same shall appear in the records of the Corporation.

     SECTION 5. OPTIONAL REDEMPTION BY THE CORPORATION. The outstanding shares of Series A Preferred are subject to redemption in accordance with the following provisions:

     (a) Subject to the terms hereof, the Corporation may at its option, so long as it has sufficient funds legally available therefor, elect to redeem, in whole or in part, the outstanding shares of Series A Preferred at any time after the date of issuance of such shares.

     (b) (i) The redemption price per share for Series A Preferred redeemed on any optional redemption date shall, subject to the provisions below in this
Section 5(b), be an amount equal to 101% of the Stated Value of such share plus, without duplication, all accrued and unpaid dividends on such share to and including such Redemption Date (the "Optional Redemption Price"). The Optional Redemption Price shall be paid in cash from any source of funds legally available therefor.

          (ii) In the event the holders of the Warrants exercise any or all of such Warrants for cash consideration (otherwise than pursuant to the mandatory exercise provisions in Section 5 of each Warrant Certificate), then the Optional Redemption Price for a number of shares of Series A Preferred equal to (A) the aggregate exercise price received by the Corporation pursuant to such exercise divided by (B) the Stated Value as of the exercise date, shall thereafter be deemed to be 100% of the Stated Value of such share plus, without duplication, all accrued and unpaid dividends on such share to and including such Redemption Date. If less than all of the outstanding Series A Preferred are to be redeemed pursuant to this Section 5(b) at the price specified in the preceding sentence, then the Corporation shall redeem a pro rata portion from each holder of Series A Preferred according to the respective number of shares of Series A Preferred held by such holder.

          (iii) In the event the holders of the Warrants exercise any or all of such warrants for consideration consisting of shares of Series A Preferred, then
(A) such exercise shall be deemed an optional redemption of such Series A Preferred, (B) the notice required by Section 5(c) shall not be required, (C) the exercise date shall be the Redemption Date, (C) the Optional Redemption Price per share in such event shall be 100% of the Stated Value of such share as of the Redemption Date, plus, without duplication, all accrued and unpaid dividends on such share to and including such Redemption Date and (D) the Optional Redemption Price shall be paid as set forth in Section 1 of the Warrant Certificate.


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

     (c) Not less than 30 nor more than 60 days prior to the date fixed for any redemption of any shares of Series A Preferred, a notice specifying the Redemption Date and place of such redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred to be redeemed at their respective addresses as the same shall appear on the books of the Corporation (but no failure to mail such notice or any defect therein shall affect the validity of the proceedings for redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose notice was defective), calling upon each such holder of record to surrender to the Corporation on the Redemption Date at the place designated in such notice such holder's certificate or certificates representing the then outstanding shares of Series A Preferred held by such holder being redeemed by the Corporation. On or after the Redemption Date, each holder of shares of Series A Preferred called for redemption shall surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the Optional Redemption Price. Unless there shall have occurred an Event of Noncompliance (as defined hereinafter) that is continuing, from and after the Redemption Date, dividends on the Series A Preferred called for redemption shall cease to accumulate and all rights of the holders of Series A Preferred designated for redemption (except the right to receive the Optional Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing such unredeemed shares.

     SECTION 6. MANDATORY REDEMPTION.

     (a) As soon as possible following the tenth anniversary of the Original Issue Date the Corporation shall redeem each outstanding Series A Preferred share for cash for an amount per share equal to the Stated Value of such share plus, without duplication, all accrued and unpaid dividends on such share to and including such Redemption Date (the "Redemption Price").

     (b) In the event that (i) the Corporation gives a "Company Notice" (as defined in the Warrant Certificates) and (ii) the Warrants are thereafter exercised pursuant to the mandatory exercise provisions in Section 5 of each Warrant Certificate for cash consideration, then the Corporation shall redeem, for cash for an amount per share equal to the Redemption Price, a number of shares of Series A Preferred equal to (A) the aggregate exercise price received by the Corporation pursuant to such mandatory exercise divided by (B) the Redemption Price as of the Redemption Date, rounded down to the nearest whole share of Series A Preferred. Such redemption shall occur not more than ninety days after the date on which such Warrants are exercised. If less than all of the outstanding Series A Preferred are to be redeemed pursuant to this Section 6(b), then the Corporation shall redeem a pro rata portion from each holder of Series A Preferred according to the respective number of shares of Series A Preferred held by such holder.

     (c) Not less than ten nor more than sixty days prior to the Redemption Date fixed for any redemption of any shares of Series A Preferred under Section 6(a), a notice specifying the mandatory Redemption Date and place of such redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred at their respective addresses as the same shall appear on the books of the Corporation, calling upon each such holder of record to surrender to the Corporation on the mandatory Redemption Date at the place designated in such notice the holder's certificate or certificates representing the number of shares of Series A Preferred owned by such holder and being redeemed on such mandatory Redemption Date. On or after the mandatory Redemption Date, each holder of shares of Series A Preferred shall surrender his certificate or certificates for such shares to the Corporation at the place and amount designated in the redemption notice and shall thereupon be entitled to receive payment of the aggregate Redemption Price for such shares. Unless there shall have occurred an Event of Noncompliance that is continuing, from and after the mandatory Redemption Date, dividends on the Series A Preferred called for redemption shall cease to accumulate and all rights of the shares of Series A Preferred being redeemed (except the right to receive the Redemption Price without interest upon surrender of the related certificate or certificates) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing such unredeemed shares.

     (d) In connection with a redemption under this Section 6, if the Corporation has insufficient funds (whether by legal or contractual prohibition or otherwise) to initially redeem all shares required to be redeemed thereunder, then the Corporation shall from time to time whenever possible use the maximum amount of funds available (until all shares of Series A Preferred are redeemed), and in each partial redemption the number of shares redeemed and the redemption price therefor shall be allocated according to the relative number of Series A Preferred shares owned by each holder as compared to the total number of shares of Series A Preferred outstanding at such time.

     SECTION 7. CHANGE OF CONTROL.

     (a) Within 20 days of the occurrence of a Change of Control, the Corporation shall make an offer to purchase (the "Change of Control Offer") the outstanding Series A Preferred shares at an amount per share equal to (x) 101% of the Stated Value of such shares plus, without duplication, (y) all accrued and unpaid dividends on such shares to and including the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 7.

     (b) Within 20 days of the occurrence of a Change of Control, the Corporation also shall send by first-class mail, postage prepaid, to each holder of Series A Preferred, at the address appearing on the stock books of the Corporation, a notice stating:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 7 and that all Series A Preferred tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

          (iii) that any Series A Preferred not tendered will continue to accumulate dividends;


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

          (iv) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price, any Series A Preferred accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

          (v) that holders accepting the offer to have their Series A Preferred purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing Series A Preferred to the Corporation at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (vi) that holders will be entitled to withdraw their acceptance if the Corporation receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series A Preferred delivered for purchase, and a statement that such holder is withdrawing his election to have such Series A Preferred purchased;

          (vii) that holders whose Series A Preferred is being purchased only in part will be issued new certificates representing the number of shares of Series A Preferred equal to the unpurchased portion of the certificates surrendered; and

          (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

     (c) In the event that a Change of Control occurs and the holders of Series A Preferred exercise their right to require the Corporation to purchase Series A Preferred, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Corporation will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase and, in the event of a conflict between the requirements of the Exchange Act and this Certificate of Designation, the provisions of the Exchange Act shall govern.

     (d) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Series A Preferred validly tendered pursuant to the Change of Control Offer, (B) promptly mail to the holders of shares so accepted the Change of Control Purchase Price therefor and (C) cancel and retire each surrendered Certificate and execute a new Series A Preferred certificate equal to any unpurchased shares represented by a certificate surrendered. Unless the Corporation defaults in the payment for the shares of Series A Preferred tendered pursuant to the Change of Control Offer, dividends shall cease to accrue with respect to the shares of Series A Preferred tendered and all rights of holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

     (e) The Corporation will not be required to make a Change of Control Offer upon a Change of Control if a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this Section 7 and purchases all Series A Preferred validly tendered and not withdrawn under such Change of Control Offer.

     (f) Prior to the mailing of the notice referred to in Section 7(b), but in any event within 20 days following the date on which a Change of Control occurs, the Corporation covenants that, if the purchase of the Series A Preferred would violate or constitute a default or be prohibited under any instrument governing indebtedness outstanding at the time, then the Corporation will, to the extent needed to permit such purchase of Series A Preferred, either (i) repay in full all such indebtedness or (ii) obtain the requisite consents under such instruments to permit the redemption of the Series A Preferred as provided above. The Corporation will first comply with the covenant in the preceding sentence before it will be required to redeem Series A Preferred pursuant to the provisions described above.

     SECTION 8. EVENTS OF NONCOMPLIANCE.

     (a) Notwithstanding any provision to the contrary contained herein, an "Event of Noncompliance" shall have occurred if the Corporation:

          (i) fails to pay on or before twenty days after any Dividend Payment Date the full amount of dividends then accrued on the Preferred Stock, whether or not such payments are legally permissible; or

          (ii) the Corporation fails to pay the deemed Optional Redemption Price that is payable pursuant to Section 5(b)(iii) or the Redemption Price payable pursuant to Section 6 on the date that the certificates for the shares of Series A Preferred are properly presented to the Corporation for redemption, whether or not such payment is legally permissible; or

          (iii) the Corporation fails to pay the Optional Redemption Price payable pursuant to Sections 5(b)(i) and (ii) on the date that the certificates for the shares of Series A Preferred are properly presented to the Corporation for redemption, whether or not such payment is legally permissible.

     (b) Immediately upon an Event of Noncompliance pursuant to Section 8(a)(i), the Dividend Rate then in effect shall be increased to an amount equal to the Dividend Rate then in effect plus 2.0%, until such time as the dividends accrued but not paid on the applicable Dividend Payment Date are paid in full.

     (c) Immediately upon an Event of Noncompliance pursuant to Section 8(a)(ii), the Dividend Rate then in effect shall be increased to an amount equal to the Dividend Rate then in effect plus 1.0% and, until such time as the Option Redemption Price, or the Redemption Price, as applicable, is paid in full, such Dividend Rate then in effect shall be further increased by 100 basis points on every 90th day after the date any prior adjustment is made pursuant to this
Section 8(c).

     SECTION 9. REACQUIRED SHARES. Any shares of Series A Preferred repurchased, redeemed, converted or otherwise acquired by the Corporation shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series.

     SECTION 10. VOTING RIGHTS.

     (a) Except as otherwise required by law and as specified in this Section, the holders of shares of Series A Preferred shall not have any right or power to vote on or consent with respect to any matter or in any proceeding or to be represented at any meeting of stockholders of the Corporation. In any action taken as a class, each holder of shares of Series A Preferred shall be entitled to one vote for each share held.

     (b) So long as any shares of Series A Preferred remain outstanding, the affirmative vote or consent of the holders of 75% of the shares of Series A Preferred outstanding at the time, voting as a class, given in person or by proxy, either in writing or at a meeting, shall be necessary to permit, effect or validate (i) the issuance of any shares of Series A Preferred Stock, other than as a Payment in Kind of dividends payable thereon (ii) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of Parity Security, other than any Payment or Kind or any increase in the number of authorized shares of Series A Preferred in connection therewith, or (iii) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, of the Corporation which would adversely affect any right, preference, privilege or voting power of shares of Series A Preferred or of the holders thereof. The increase in the amount of authorized Preferred Stock of the Corporation or the creation and issuance, or increase in amount of authorized shares of other series of Parity Security or Junior Security shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting power.

     SECTION 11. CERTAIN TAXES. So long as any shares of Series A Preferred are outstanding the Corporation shall pay all taxes and other governmental charges (other than any income, franchise or similar taxes) that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of Series A Preferred as provided herein. The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the shares of the Series A Preferred surrendered in connection with the conversion thereof, and in such case the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Corporation's satisfaction that no tax or other charge is due.

     SECTION 12. RANKING. For purposes of the distribution of assets upon liquidation, dissolution or winding up of the Corporation, (i) the Junior Securities shall rank junior to the Series A Preferred and (ii) the Parity Securities shall rank on a parity with the Series A Preferred.

     SECTION 13. RECORD HOLDERS. The Corporation may deem and treat the record holder of any shares of Series A Preferred as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

     SECTION 14. NOTICE. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notices sent by Registered Mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: If to the Corporation, to its principal executive offices or to any agent of the Corporation designated as permitted hereby; or if to a holder of the Series A Preferred, to such holder at the address of such holder of the Series A Preferred as listed in the stock record books of the Corporation, or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

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     SECTION 15. SUCCESSORS AND TRANSFEREES. The provisions applicable to shares of Series A Preferred shall bind and inure to the benefit of and be enforceable by the Corporation, the respective successors to the Corporation, and by any record holder of shares of Series A Preferred.

          RESOLVED FURTHER, that the appropriate officers of the Corporation be, and they are hereby, authorized and directed from time to time to execute such certificates, instruments or other documents and do all such things as may be necessary or advisable in their discretion in order to carry out the terms hereof, including the filing with the Secretary of State for the State of Delaware of a copy of the foregoing resolution executed by an officer of the Corporation.

Dated: October 31, 2000
                                      BRIGHAM EXPLORATION COMPANY

                                      By:   /s/ David Brigham
                                           -------------------------------------
                                           Name: David T. Brigham
                                                 -------------------------------
                                           Title: Vice President
                                                  ------------------------------


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